EXHIBIT 23.2

CONSENT OF MCKENNON, WILSON & MORGAN LLP
CERTIFIED PUBLIC ACCOUNTANTS

CONSENT OF
MCKENNON, WILSON & MORGAN LLP
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Who’s Your Daddy, Inc.
Carlsbad, California

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 and in the related Prospectus, of our report dated May 12, 2008 relating to the financial statements of Who’s Your Daddy, Inc. as of December 31, 2007 which appears in the Annual Report on Form 10-KSB, filed with the Securities and Exchange Commission on May 12, 2008.

/s/ MCKENNON, WILSON & MORGAN, LLP
MCKENNON, WILSON & MORGAN, LLP

Irvine, California
Dated: October 15, 2008